EXHIBIT 99.9

     The Procter & Gamble Company (the “Company”) hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any omitted schedule or exhibit to the Agreement and Plan of Merger, dated as of January 27, 2005, among the Company, Aquarium Acquisition Corp. and The Gillette Company, filed as Exhibit 2.1 to the Registration Statement on Form S-4 of the Company.

Dated: April 21, 2005

The Procter & Gamble Company

By:	/s/ Chris B. Walther

Chris B. Walther, Associate General
Counsel and Assistant Secretary